SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 10, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) N/A
(b) Pro forma financial information. (c) N/A



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MEDIA SERVICES GROUP, INC.

Date: June 23, 2004                      By: /s/ Richard J. Mitchell III
                                             ----------------------------
                                         Name:    Richard J. Mitchell III
                                         Title:   Chief Accounting Officer





















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                               UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

On April 10, 2004, Media Services Group, Inc. (the "Company") completed its purchase of 51% of the outstanding shares of the common stock of Future Developments America, Inc. ("FDA"), for an aggregate purchase price of $1,000,000.00, pursuant to a definitive agreement entered into as of April 10, 2004. Further subject to the terms and conditions of the Stock Purchase Agreement, the Company may obtain an additional 25% beneficial ownership of FDA., if certain pre-tax income targets are not met by certain target dates as set forth in the Stock Purchase Agreement.

FDA is a new company and, as such, has no historical financial information prior to the date of the execution of the Stock Purchase Agreement. FDA holds the exclusive rights to sell the products and services of Future Developments, Ltd in the United States. Future Developments Ltd has been conducting business in Calgary, Alberta since 1985. As a result, there are no practical pro-forma financial statements to report as a result of this transaction. All financial and operational effects of the transaction will occur in and be reported in subsequent fiscal periods.





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